UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 10, 2014

EACO Corporation
(Exact name of registrant as specified in its charter)

Florida	000-14311	59-2597349
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 N. Lakeview Avenue, Anaheim, California	92807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(714) 876-2490

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

EACO Corporation (the “Company”) received notice dated March 10, 2014 from Ratner Property Management (“Buyer”) that Buyer was terminating the agreement, effective February 26, 2014, between the Company and Buyer for the sale by the Company to Buyer of the Company’s real property located in Sylmar, California for a price of $9,525,000. The obligations of Buyer were subject to, among other things, a financing contingency and certain inspection rights. The agreement was terminated in accordance with and during such inspection rights period. The agreement also contained indemnification obligations of the Company relating to periods prior to the closing of the transaction and indemnification obligations of Buyer relating to periods on or after such closing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2014	EACO CORPORATION

	By:	/S/ GLEN CEILEY
Glen Ceiley, Chief Executive Officer